EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Schedule 13D dated April 16, 2008 relating to the common stock, no par value of TransAtlantic Petroleum Corp. shall be filed on behalf of the undersigned.

DALEA PARTNERS, LP
By:	/s/ N. Malone Mitchell, 3rd
	Name:	N. Malone Mitchell, 3rd
	Title:	Partner

DALEA MANAGEMENT, LLC
By:	/s/ N. Malone Mitchell, 3rd
	Name:	N. Malone Mitchell, 3rd
	Title:	Manager

/s/ N. Malone Mitchell, 3rd
N. MALONE MITCHELL, 3rd